Exhibit 23-c

CONSENT OF COUNSEL

We hereby consent to the reference to this firm and to the inclusion of the summary of our advice under the caption “Tax Consequences” in the Prospectus related to this Registration Statement on Form S-8 filed by Rockwell Automation, Inc.

/s/ Chadbourne & Parke LLP

Chadbourne & Parke LLP

1301 Avenue of the Americas

New York, New York 10019

February 25, 2016